================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): JULY 8, 1997

                             ---------------------

                      CAPSTAR BROADCASTING PARTNERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                       333-25683                       75-2672663
       (State or Other             (Commission File Number)            (I.R.S. Employer
Jurisdiction of Incorporation)                                      Identification Number)
     600 CONGRESS AVENUE                                                    78701
          SUITE 1400                                                      (Zip code)
        AUSTIN, TEXAS
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (512) 404-6840

                                 NOT APPLICABLE
                 (former address if changed since last report)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

GULFSTAR COMMUNICATIONS, INC.

     On July 8, 1997, Capstar Broadcasting Corporation, a Delaware corporation ("Capstar Broadcasting") acquired GulfStar Communications, Inc., a Delaware corporation ("GulfStar"). Capstar Broadcasting is the sole stockholder of Capstar Broadcasting Partners, Inc., a Delaware corporation ("Capstar Partners" and the "Company"), and Capstar Partners is the sole stockholder of Capstar Radio Broadcasting Partners, Inc. ("Capstar Radio") (formerly known as Commodore Media, Inc.). The acquisition was effected through a merger (the "Merger") of GulfStar with and into CBC-GulfStar Merger Sub, Inc., a wholly-owned subsidiary of Capstar Broadcasting and a Delaware corporation ("Merger Sub"), with Merger Sub as the surviving corporation. Concurrently with the merger: (i) the surviving corporation was renamed GulfStar Communications, Inc., (ii) Capstar Broadcasting contributed the outstanding stock of GulfStar to Capstar Partners, and (iii) Capstar Partners contributed the outstanding stock of GulfStar to Capstar Radio. As a result of the Merger and its related transactions, GulfStar became a wholly-owned direct subsidiary of Capstar Radio.

     Pursuant to the terms of the Merger each share of (i) common stock, par value $.01 per share, of GulfStar ("GulfStar Common Stock") and Class A common stock, par value $.01 per share, of GulfStar ("GulfStar Class A Common Stock") was entitled to receive 1,187.947 shares of Class A common stock, par value $.01 per share, of Capstar Broadcasting ("Class A Common Stock"); (ii) Class B common stock, par value $.01 per share, of GulfStar was entitled to receive 1,187.947 shares of Class B common stock, par value $.01 per share, of Capstar Broadcasting ("Class B Common Stock"); and (iii) Class C common stock, par value $.01 per share, of GulfStar ("GulfStar Class C Common Stock") was entitled to receive 1,187.947 shares of Class C common stock, par value $.01 per share, of Capstar Broadcasting ("Class C Common Stock"). Notwithstanding the previous sentence, each share of GulfStar Class A Common Stock or GulfStar Class C Common Stock held by R. Steven Hicks or Thomas O. Hicks was entitled to receive 1,187.947 shares of Class C Common Stock. In addition, Capstar Broadcasting assumed GulfStar's obligations under two option agreements (the "Assumed Options") pursuant to which, subject to certain terms and conditions, GulfStar was obligated to issue an aggregate of 1,000 shares of GulfStar Common Stock to two employees of GulfStar. The Assumed Options were deemed to be options to acquire an aggregate of 1,187.947 shares of Class A Common Stock at an exercise price of $0.71 per share.

     The conversion ratio was determined by the parties based on the relative value of Capstar Broadcasting and GulfStar principally, determined by utilizing projected broadcast cash flows for the fiscal year ending December 31, 1998.

     Thomas O. Hicks, a director of Capstar Broadcasting and the Company, beneficially owns 100% of the outstanding capital stock of Capstar Broadcasting and beneficially owned 87.3% of the voting power of GulfStar. In addition, Thomas O. Hicks and R. Steven Hicks, Chairman of the Board and Chief Executive Officer of the Company, filled two of the four director seats of GulfStar, and
R. Steven Hicks was also the Chief Executive Officer of GulfStar. Upon completion of the Merger, R. Steven Hicks became entitled to receive 11,879,470 shares of Class C Common Stock, Thomas O. Hicks became entitled to receive 12,000,641 shares and 34,368,495 shares of Class B Common Stock and Class C Common Stock, respectively. Eric C. Neuman (a director of the Company), Paul D. Stone (an officer of the Company), Lawrence D. Stuart, Jr. (a director of the Company) and John D. Cullen (the President and Chief Executive Officer of GulfStar) became entitled to receive 2,500,628 shares, 2,271,355 shares, 637,928 shares, and 3,292,989 shares, respectively, of Class A Common Stock.

     Concurrently with the Merger, Capstar Broadcasting (i) redeemed each share of the outstanding preferred stock, par value $.01 per share, of GulfStar for approximately $29.4 million and (ii) repaid in full the outstanding indebtedness of GulfStar, including GulfStar's credit facility, of approximately $90.7 million. Capstar Broadcasting funded the redemption of GulfStar's preferred stock and the repayment of GulfStar's outstanding indebtedness through (i) an equity investment by an affiliate of Hicks, Muse, Tate & Furst Incorporated,
(ii) an equity investment by Capstar BT Partners L.P., and (iii) the proceeds of an equity offering of Capstar Partner's 12% Senior Exchangeable Preferred Stock.

     GulfStar is a broadcasting company primarily engaged in the operation of radio stations in mid-sized markets in the southwestern United States. On July 8, 1997, GulfStar owned and operated or provided services, through its directly and indirectly owned subsidiaries, to 52 stations (39 FM and 13 AM). GulfStar had pending the acquisition of nine radio stations (seven FM and two AM), including seven stations that GulfStar provided services pursuant to a local marketing agreement. The assets of GulfStar consist of, among other things, broadcasting licenses granted by the Federal Communications Commission (the "FCC"), transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. GulfStar currently intends to continue broadcasting operations and to utilize the assets in such operations.

COMMUNITY PACIFIC BROADCASTING L.P.

     On July 14, 1997, Pacific Star Communications, Inc., a Delaware corporation ("Pacific Star"), completed the acquisition of substantially all of the assets of Community Pacific Broadcasting L.P. ("Community Pacific") for an aggregate purchase price of approximately $35.0 million in cash (the "Purchase Price"). Community Pacific owned and operated 11 radio stations (six FM and five AM) in four markets located in Anchorage, Alaska, Modesto and Stockton, California and Des Moines, Iowa. The assets of Community Pacific consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. Pacific Star currently intends to continue the broadcasting operations of Community Pacific and to utilize the assets of Community Pacific in such operations.

     The Purchase Price was determined through arm's-length negotiations between Pacific Star and Community Pacific. Pacific Star funded the acquisition of Community Pacific from a portion of the proceeds of a debt offering of Capstar Radio's 9 1/4% Senior Subordinated Notes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

  GulfStar Communications, Inc. and Subsidiaries

     - Report of Independent Accountants.
     - Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996 and 1995.
     - Consolidated Statements of Operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994.
     - Consolidated Statements of Changes in Stockholders' Equity for the three months ended March 31, 1997 and for the years ended December 31, 1996, 1995 and 1994.
     - Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994.
     - Notes to Consolidated Financial Statements.

  Community Pacific Broadcasting Company L.P.

     - Report of Independent Accountants.
     - Balance Sheets as of March 31, 1997 and December 31, 1996
     - Statements of Operations for the three months ended March 31, 1997 and for the year ended December 31, 1996.
     - Statements of Changes in Partners' Equity for the three months ended March 31, 1997 and for the year ended December 31, 1996.
     - Statements of Cash Flows for the three months ended March 31, 1997 and for the year ended December 31, 1997.
     - Notes to Financial Statements.

     (B) PRO FORMA FINANCIAL INFORMATION.

          It is impracticable to provide the required pro forma financial information for GulfStar and Community Pacific at the time of this Report because such information is not currently available. The required pro forma financial information will be filed as an amendment to this Report as soon as practicable, but not later than 60 days after the date on which this Report is required to be filed.

     (C) EXHIBITS.

    2.1 -- Agreement and Plan of Merger, dated June 16, 1997, by and among GulfStar, Capstar Broadcasting, Merger Sub, and the stockholders listed therein.(1)
    2.2.1 -- Asset Purchase Agreement, dated December 26, 1996, between Community Pacific and Community Acquisition
              Company, Inc.(2)
    2.2.2  -- Amendment No. 1 to Asset Purchase Agreement, dated May
              28, 1997, between Community Pacific and Pacific Star.*
    2.2.3  -- Amendment No. 2 to Asset Purchase Agreement, dated July
              14, 1997, between Community Pacific and Pacific Star.*

---------------

 *  Filed herewith.

(1) Incorporated by reference to Capstar Partner's Amendment No. 1 to Registration Statement on Form S-4, dated July 8, 1997, File No. 333-25638.

(2) Incorporated by reference to Capstar Partner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 333-25638.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CAPSTAR BROADCASTING PARTNERS, INC.
                                            (Registrant)

                                            By:/s/ WILLIAM S. BANOWSKY, JR.
                                              ----------------------------------
                                              Name: William S. Banowsky, Jr.
                                              Title:  Executive Vice President
                                                  and General Counsel

Date: July 23, 1997

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
GulfStar Communications, Inc. and Subsidiaries
  Report of Independent Accountants.........................    2
  Consolidated Balance Sheets as of March 31, 1997 and
     December 31, 1996 and 1995.............................    3
  Consolidated Statements of Operations for the three months ended March 31, 1997 and 1996 and for the years ended
     December 31, 1996, 1995 and 1994.......................    4
  Consolidated Statements of Changes in Stockholders' Equity
     for the three months ended March 31, 1997 and for the
     years ended December 31, 1996, 1995 and 1994...........    5
  Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 and for the years ended
     December 31, 1996, 1995 and 1994.......................    6
  Notes to Consolidated Financial Statements................    7
Community Pacific Broadcasting Company L.P.
  Report of Independent Accountants.........................   22
  Balance Sheets as of March 31, 1997 and December 31,
     1996...................................................   23
  Statements of Operations for the three months ended March
     31, 1997 and for the year ended December 31, 1996......   24
  Statements of Changes in Partners' Equity for the three
     months ended March 31, 1997 and for the year ended
     December 31, 1996......................................   25
  Statements of Cash Flows for the three months ended March
     31, 1997 and for the year ended December 31, 1996......   26
  Notes to Financial Statements.............................   27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
GulfStar Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of GulfStar Communications, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Austin, Texas
April 4, 1997

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                     DECEMBER 31,
                                                               MARCH 31,      --------------------------
                                                                  1997           1996           1995
                                                              ------------    -----------    -----------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  5,978,752    $ 4,792,847    $   220,049
  Accounts receivable, net of allowance for doubtful
    accounts of $410,910, $328,753 and $136,206,
    respectively............................................     8,232,489      8,336,005      3,560,050
  Refundable income taxes...................................     1,111,940      1,111,940             --
  Cash held in escrow.......................................            --      2,100,000         10,000
  Prepaid expenses and other................................       423,827        156,306        120,359
                                                              ------------    -----------    -----------
         Total current assets                                   15,747,008     16,497,098      3,910,458
Property and equipment, net.................................    17,484,782     13,697,163      6,086,683
Intangible assets, net......................................    79,207,856     60,369,684     33,048,036
Deferred station acquisition costs..........................     2,696,134         68,144      3,100,776
Deferred financing costs, net...............................     2,271,701        229,528      2,113,617
Other assets................................................       629,045        468,315        740,587
                                                              ------------    -----------    -----------
         Total assets.......................................  $118,036,526    $91,329,932    $49,000,157
                                                              ============    ===========    ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  2,098,443    $ 2,428,048    $ 1,137,230
  Accrued liabilities.......................................     2,288,430      2,739,576      2,142,055
  Accrued interest..........................................       308,964         36,390        513,232
  Current portion of long-term debt.........................       213,683         90,667      2,107,390
  Current portion of capital lease obligations..............       123,921         79,594         36,886
                                                              ------------    -----------    -----------
         Total current liabilities..........................     5,033,441      5,374,275      5,936,793
Long-term debt, net of current portion......................    82,346,102     54,393,419     35,192,650
Capital lease obligations...................................       342,107        168,457         89,608
Deferred income taxes.......................................     5,597,176      5,702,283      4,460,652
                                                              ------------    -----------    -----------
         Total liabilities..................................    93,318,826     65,638,434     45,679,703
                                                              ------------    -----------    -----------
Commitments and contingencies (Notes 13 and 14)
Redeemable preferred stocks, aggregate liquidation
  preference of $27,000,000, $27,052,500 and $757,500,
  respectively..............................................    23,080,611     23,097,788        757,500
                                                              ------------    -----------    -----------
Stockholders' equity:
  Common stock, voting, $0.01 par value, 100,000, 100,000
    and 2,000,000 shares authorized, 11,342, 10,986 and
    10,151 shares issued and outstanding at March 31, 1997
    and at December 31, 1996 and 1995, respectively.........           113            109            101
  Common stock, Class A, nonvoting, $0.01 par value, 60,000,
    60,000 and 600,000 shares authorized, 10,000, 49,033 and
    37,500 shares issued and outstanding at March 31, 1997
    and at December 31, 1996 and 1995, respectively.........           100            490            375
  Common stock, Class B, nonvoting, $0.01 par value, 10,000,
    10,000 and 600,000 shares authorized, no shares issued
    and outstanding at March 31, 1997 and at December 31,
    1996, respectively and 6,081 at December 31, 1995.......            --             --             61
  Common stock, Class C, voting, $0.01 par value, 100,000
    shares authorized, 42,205 and 3,172 shares issued and
    outstanding at March 31, 1997 and at December 31, 1996,
    respectively............................................           421             31             --
  Additional paid-in capital................................    15,006,417     11,871,525        366,091
  Stock subscriptions receivable............................    (2,414,365)    (2,090,024)      (333,525)
  Retained earnings (accumulated deficit)...................    (8,319,221)    (5,670,301)     2,529,851
  Unearned compensation.....................................    (2,636,376)    (1,518,120)            --
                                                              ------------    -----------    -----------
         Total stockholders' equity.........................     1,637,089      2,593,710      2,562,954
                                                              ------------    -----------    -----------
             Total liabilities and stockholders' equity.....  $118,036,526    $91,329,932    $49,000,157
                                                              ============    ===========    ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                       THREE MONTHS ENDED
                                           MARCH 31,                  YEARS ENDED DECEMBER 31,
                                    ------------------------   ---------------------------------------
                                       1997          1996         1996          1995          1994
                                    -----------   ----------   -----------   -----------   -----------
                                          (UNAUDITED)
Gross broadcasting revenues.......  $12,030,130   $5,082,621   $36,066,561   $17,321,673   $10,639,226
Less agency commissions...........    1,035,526      487,838     3,503,610     1,525,088       805,332
                                    -----------   ----------   -----------   -----------   -----------
Net revenues......................   10,994,604    4,594,783    32,562,951    15,796,585     9,833,894
                                    -----------   ----------   -----------   -----------   -----------
Operating expenses:
  Programming, technical and
     news.........................    2,784,013    1,217,956     7,534,906     2,873,677     2,122,044
  Sales and promotion.............    2,720,534    1,313,343     9,871,778     4,638,142     2,470,962
  General and administrative......    2,442,706    1,072,519     6,892,971     4,225,281     2,069,388
  Depreciation and amortization...    1,001,150      676,940     2,809,677     1,133,901       711,622
  Corporate expenses..............      517,926      170,765     1,922,744       513,153       338,799
  Non-cash compensation expense...    2,469,162      272,644     5,431,880            --            --
                                    -----------   ----------   -----------   -----------   -----------
          Total operating
            expenses..............   11,935,491    4,724,167    34,463,956    13,384,154     7,712,815
                                    -----------   ----------   -----------   -----------   -----------
Gain on sale of broadcasting
  property........................           --           --            --     2,389,567            --
                                    -----------   ----------   -----------   -----------   -----------
Income (loss) from operations.....     (940,887)    (129,384)   (1,901,005)    4,801,998     2,121,079
Other expense (income):
  Interest expense................    1,846,320      851,171     4,604,115     2,146,151       964,638
  Other...........................      (36,256)      (4,044)      829,544        53,590        42,344
                                    -----------   ----------   -----------   -----------   -----------
Income (loss) before provision
  (benefit) for income taxes and
  extraordinary loss..............   (2,750,951)    (976,511)   (7,334,664)    2,602,257     1,114,097
Provision (benefit) for income
  taxes...........................     (101,892)    (190,889)     (322,330)    1,032,476       469,526
                                    -----------   ----------   -----------   -----------   -----------
Income (loss) before extraordinary
  loss............................   (2,649,059)    (785,622)   (7,012,334)    1,569,781       644,571
Extraordinary charge, net of tax
  benefit of $707,535.............           --           --     1,187,818            --            --
                                    -----------   ----------   -----------   -----------   -----------
Net income (loss).................   (2,649,059)    (785,622)   (8,200,152)    1,569,781       644,571
Dividends and accretion on
  preferred stocks................      793,697           --     1,350,115         7,500            --
                                    -----------   ----------   -----------   -----------   -----------
Net income (loss) attributable to
  common stock....................  $(3,442,756)  $ (785,622)  $(9,550,267)  $ 1,562,281   $   644,571
                                    ===========   ==========   ===========   ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                               CLASS A                 CLASS B
                                                    COMMON STOCK            COMMON STOCK            COMMON STOCK
                                                ---------------------   ---------------------   ---------------------
                                                NUMBER OF               NUMBER OF               NUMBER OF
                                                 SHARES     PAR VALUE    SHARES     PAR VALUE    SHARES     PAR VALUE
                                                ---------   ---------   ---------   ---------   ---------   ---------
Balance, January 1, 1994......................        --      $  --           --      $  --           --      $  --
 Issuance of voting common stock..............    10,000        100           --         --           --         --
 Issuance of Class A common stock.............        --         --       40,000        400           --         --
 Net income...................................        --         --           --         --           --         --
                                                 -------      -----      -------      -----      -------        ---
 Balance, December 31, 1994...................    10,000        100       40,000        400           --         --
 Shares of Class A common stock contributed to
   the Company by a stockholder...............        --         --       (2,500)       (25)          --         --
 Issuance of voting common....................       151          1           --         --           --         --
 Issuance of Class B common stock.............        --         --           --         --        6,081         61
 Accrued interest on subscriptions
   receivable.................................        --         --           --         --           --         --
 Dividends on preferred stock.................        --         --           --         --           --         --
 Net income...................................        --         --           --         --           --         --
                                                 -------      -----      -------      -----      -------        ---
Balance, December 31, 1995....................    10,151        101       37,500        375        6,081         61
 Issuance of common stock.....................     4,504         45           --         --           --         --
 Issuance of Class A common stock.............        --         --        1,626         16           --         --
 Issuance of Class B common stock.............        --         --           --         --          157          1
 Issuance of Class C common stock.............        --         --           --         --           --         --
 Conversion of common stock to Class A common
   stock......................................   (10,151)      (101)      10,151        101           --         --
 Conversion of Class A and B common stock to
   common stock...............................     6,482         64         (244)        (2)      (6,238)       (62)
 Issuance of preferred stock..................        --         --           --         --           --         --
 Accrued interest on subscriptions
   receivable.................................        --         --           --         --           --         --
 Dividends and accretion on preferred
   stocks.....................................        --         --           --         --           --         --
 Unearned compensation -- stock issued for
   nonrecourse notes..........................        --         --           --         --           --         --
 Net loss.....................................        --         --           --         --           --         --
                                                 -------      -----      -------      -----      -------        ---
Balance, December 31, 1996....................    10,986        109       49,033        490           --         --
 Issuance of common stock (unaudited).........       356          4           --         --           --         --
 Conversion of Class A common stock to Class C
   common stock (unaudited)...................        --         --      (39,033)      (390)          --         --
 Payment received on subscribed stock
   (unaudited)................................        --         --           --         --           --         --
 Accrued interest on subscriptions receivable
   (unaudited)................................        --         --           --         --           --         --
 Dividends and accretion on preferred stocks
   (unaudited)................................        --         --           --         --           --         --
 Unearned compensation-stock issued for
   nonrecourse notes (unaudited)..............        --         --           --         --           --         --
 Net loss (unaudited).........................        --         --           --         --           --         --
                                                 -------      -----      -------      -----      -------        ---
Balance, March 31, 1997 (unaudited)...........    11,342      $ 113       10,000      $ 100            0      $   0
                                                 =======      =====      =======      =====      =======        ===

                                                       CLASS C
                                                    COMMON STOCK                                        RETAINED
                                                ---------------------   ADDITIONAL        STOCK         EARNINGS
                                                NUMBER OF                 PAID-IN     SUBSCRIPTIONS   (ACCUMULATED     UNEARNED
                                                 SHARES     PAR VALUE     CAPITAL      RECEIVABLE       DEFICIT)     COMPENSATION
                                                ---------   ---------   -----------   -------------   ------------   ------------
Balance, January 1, 1994......................       --       $ --      $        --    $        --    $   322,999    $        --
 Issuance of voting common stock..............       --         --              300             --             --             --
 Issuance of Class A common stock.............       --         --            1,200             --             --             --
 Net income...................................       --         --               --             --        644,571             --
                                                 ------        ---      -----------    -----------    -----------    -----------
 Balance, December 31, 1994...................       --         --            1,500             --        967,570             --
 Shares of Class A common stock contributed to
   the Company by a stockholder...............       --         --               25             --             --             --
 Issuance of voting common....................       --         --            8,530         (4,265)            --             --
 Issuance of Class B common stock.............       --         --          330,637       (303,861)            --             --
 Accrued interest on subscriptions
   receivable.................................       --         --           25,399        (25,399)            --             --
 Dividends on preferred stock.................       --         --               --             --         (7,500)            --
 Net income...................................       --         --               --             --      1,569,781             --
                                                 ------        ---      -----------    -----------    -----------    -----------
Balance, December 31, 1995....................       --         --          366,091       (333,525)     2,529,851             --
 Issuance of common stock.....................       --         --        1,378,840     (1,390,385)            --             --
 Issuance of Class A common stock.............       --         --          183,722             --             --             --
 Issuance of Class B common stock.............       --         --           31,399             --             --             --
 Issuance of Class C common stock.............    3,172         31          358,405       (297,190)            --             --
 Conversion of common stock to Class A common
   stock......................................       --         --               --             --             --             --
 Conversion of Class A and B common stock to
   common stock...............................       --         --               --             --             --             --
 Issuance of preferred stock..................       --         --        3,884,259             --             --             --
 Accrued interest on subscriptions
   receivable.................................       --         --           68,924        (68,924)            --             --
 Dividends and accretion on preferred
   stocks.....................................       --         --       (1,350,115)            --             --             --
 Unearned compensation -- stock issued for
   nonrecourse notes..........................       --         --        6,950,000             --             --     (1,518,120)
 Net loss.....................................       --         --               --             --     (8,200,152)            --
                                                 ------        ---      -----------    -----------    -----------    -----------
Balance, December 31, 1996....................    3,172         31       11,871,525     (2,090,024)    (5,670,301)    (1,518,120)
 Issuance of common stock (unaudited).........       --         --          299,621       (299,625)            --             --
 Conversion of Class A common stock to Class C
   common stock (unaudited)...................   39,033        390               --             --             --             --
 Payment received on subscribed stock
   (unaudited)................................       --         --               --         16,973             --             --
 Accrued interest on subscriptions receivable
   (unaudited)................................       --         --           41,689        (41,689)            --             --
 Dividends and accretion on preferred stocks
   (unaudited)................................       --         --         (793,836)            --            139             --
 Unearned compensation-stock issued for
   nonrecourse notes (unaudited)..............       --         --        3,587,418             --             --     (1,118,256)
 Net loss (unaudited).........................       --         --               --             --     (2,649,059)            --
                                                 ------        ---      -----------    -----------    -----------    -----------
Balance, March 31, 1997 (unaudited)...........   42,205       $421      $15,006,417    $(2,414,365)   $(8,319,221)   $(2,636,376)
                                                 ======        ===      ===========    ===========    ===========    ===========


                                                    TOTAL
                                                STOCKHOLDERS'
                                                   EQUITY
                                                -------------
Balance, January 1, 1994......................   $   322,999
 Issuance of voting common stock..............           400
 Issuance of Class A common stock.............         1,600
 Net income...................................       644,571
                                                 -----------
 Balance, December 31, 1994...................       969,570
 Shares of Class A common stock contributed to
   the Company by a stockholder...............            --
 Issuance of voting common....................         4,266
 Issuance of Class B common stock.............        26,837
 Accrued interest on subscriptions
   receivable.................................            --
 Dividends on preferred stock.................        (7,500)
 Net income...................................     1,569,781
                                                 -----------
Balance, December 31, 1995....................     2,562,954
 Issuance of common stock.....................       (11,500)
 Issuance of Class A common stock.............       183,738
 Issuance of Class B common stock.............        31,400
 Issuance of Class C common stock.............        61,246
 Conversion of common stock to Class A common
   stock......................................            --
 Conversion of Class A and B common stock to
   common stock...............................            --
 Issuance of preferred stock..................     3,884,259
 Accrued interest on subscriptions
   receivable.................................            --
 Dividends and accretion on preferred
   stocks.....................................    (1,350,115)
 Unearned compensation -- stock issued for
   nonrecourse notes..........................     5,431,880
 Net loss.....................................    (8,200,152)
                                                 -----------
Balance, December 31, 1996....................     2,593,710
 Issuance of common stock (unaudited).........            --
 Conversion of Class A common stock to Class C
   common stock (unaudited)...................            --
 Payment received on subscribed stock
   (unaudited)................................        16,973
 Accrued interest on subscriptions receivable
   (unaudited)................................            --
 Dividends and accretion on preferred stocks
   (unaudited)................................      (793,697)
 Unearned compensation-stock issued for
   nonrecourse notes (unaudited)..............     2,469,162
 Net loss (unaudited).........................    (2,649,059)
                                                 -----------
Balance, March 31, 1997 (unaudited)...........   $ 1,637,089
                                                 ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    THREE MONTHS ENDED
                                                         MARCH 31,                    YEARS ENDED DECEMBER 31,
                                                 -------------------------   ------------------------------------------
                                                     1997          1996          1996           1995           1994
                                                 ------------   ----------   ------------   ------------   ------------
                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)............................  $ (2,649,059)  $ (785,622)  $ (8,200,152)  $  1,569,781   $    644,571
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization..............     1,001,150      676,940      2,809,677      1,133,901        711,622
    Provision for doubtful accounts............        86,614       68,737        555,765        194,572        105,381
    Deferred income taxes......................      (105,107)          --        546,754        (63,928)       261,197
    Gain (loss) on sale of assets..............            --           --             --     (2,389,567)            --
    Noncash interest expense...................            --           --        218,264        247,625        204,070
    Noncash compensation expense...............     2,469,162      272,644      5,431,880             --             --
    Interest expense financed through long-term
      borrowing................................        54,228      108,440             --         75,971         41,198
    Extraordinary loss.........................            --           --      1,187,818             --             --
    Write-off of deferred acquisition costs....            --           --        104,182             --             --
    Other......................................            --           --             --             --          2,744
    Changes in assets and liabilities, net of
      affects of acquired businesses:
      Accounts receivable......................        16,902       30,517     (4,272,007)    (1,689,985)      (479,903)
      Refundable income taxes..................            --     (190,889)    (1,111,940)            --             --
      Prepaid expenses and other...............      (267,522)     (85,582)        18,744        159,791        (22,271)
      Accounts payable.........................      (329,605)    (222,807)     1,181,671        932,228         31,047
      Accrued liabilities......................      (178,555)     (28,352)      (760,928)     1,088,809        333,447
                                                 ------------   ----------   ------------   ------------   ------------
        Net cash provided by (used in)
          operating activities.................        98,208     (155,974)    (2,290,272)     1,259,198      1,833,103
                                                 ------------   ----------   ------------   ------------   ------------
Cash flows from investing activities:
  Purchases of broadcasting properties.........   (14,735,669)          --    (24,118,028)   (20,217,242)    (9,205,860)
  Transfers to escrow accounts for broadcasting
    property acquisition.......................            --           --     (2,100,000)       (10,000)    (1,041,000)
  Purchases of property, equipment and
    intangibles................................      (763,043)    (426,001)    (1,669,587)      (494,651)    (1,192,497)
  Payments for pending broadcasting property
    acquisitions...............................    (2,628,005)          --       (172,326)    (1,968,203)       (91,573)
  Proceeds from sale of broadcasting
    property...................................            --           --             --      3,650,000             --
  Increase in other assets.....................      (160,730)    (403,125)      (147,037)      (608,300)            --
                                                 ------------   ----------   ------------   ------------   ------------
        Net cash used in investing
          activities...........................   (18,287,447)    (829,126)   (28,206,978)   (19,648,396)   (11,530,930)
                                                 ------------   ----------   ------------   ------------   ------------
Cash flows from financing activities:
  Proceeds from term loan......................            --           --             --      6,000,000     12,708,415
  Proceeds from borrowings under revolving debt
    facility...................................    22,300,000      800,000     23,647,309     30,145,561             --
  Repayment of term loan.......................            --           --     (6,000,000)   (17,500,000)      (770,750)
  Repayment of notes payable and debt assumed
    in acquisitions............................       (14,301)          --     (7,158,327)            --             --
  Proceeds from issuance of common and
    preferred stocks, net......................        16,973           --     24,862,932         31,103          2,000
  Payments for redemption of preferred stock...      (811,014)          --             --             --             --
  Repayment of capital lease obligations.......       (20,113)      (7,285)       (52,338)       (83,595)       (30,624)
  Payment of financing costs...................    (2,096,401)          --       (229,528)      (897,000)    (1,584,000)
                                                 ------------   ----------   ------------   ------------   ------------
        Net cash provided by financing
          activities...........................    19,375,144      792,715     35,070,048     17,696,069     10,325,041
                                                 ------------   ----------   ------------   ------------   ------------
Net increase (decrease) in cash................     1,185,905     (192,385)     4,572,798       (693,129)       627,214
Cash and cash equivalents, at beginning of
  period.......................................     4,792,847      220,049        220,049        913,178        285,964
                                                 ------------   ----------   ------------   ------------   ------------
Cash and cash equivalents, at end of period....  $  5,978,752   $   27,664   $  4,792,847   $    220,049   $    913,178
                                                 ============   ==========   ============   ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (DATA WITH REGARD TO MARCH 31, 1997 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 1997 AND 1996 ARE UNAUDITED)

1. BUSINESS AND ORGANIZATION:

     The consolidated financial statements and following notes, insofar as they are applicable to the three-month periods ended March 31, 1997 and 1996, and transactions subsequent to April 4, 1997, the date of the Report of Independent Accountants, are not covered by the Report of Independent Accountants. In the opinion of management, all adjustments, consisting of only normal recurring accruals considered necessary for a fair presentation of the unaudited consolidated results of operations for the three-month periods ended March 31, 1997 and 1996, have been included.

     The consolidated results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the entire year.

     GulfStar Communications, Inc. (the "Company") was incorporated as a Delaware corporation to own and operate radio stations. Effective April 18, 1994, the Company's stockholders contributed to the Company, their interests in GulfStar Broadcasting L.C., a Texas limited liability company wholly-owned by the Company's stockholders. For financial reporting purposes, this transaction was treated in a manner similar to a pooling-of-interests. Consequently, the historical cost and income statement data of the separate enterprises have been combined for presentation of the Company's consolidated financial statements for 1994.

     At December 31, 1996, the Company operated thirty radio stations that it owns and twelve radio stations that it manages under time brokerage agreements. From time to time, the Company enters into time brokerage agreements with radio stations which it intends to acquire. Under these agreements, the Company is responsible for fixed, monthly payments for the use of the owners' broadcast rights and for the operating expenses of the stations. The Company classifies the payments as interest expense to the extent interest is imputed based on the purchase price of the radio station. These payments are expensed as incurred. The radio stations are located in the following markets: Beaumont, Tyler, Texarkana, Waco, Lufkin, Victoria, Corpus Christi, Lubbock, Killeen, Bryan, Texas; Baton Rouge, Louisiana; and Fayetteville, Fort Smith, Arkansas. The Company extends credit to its customers in the ordinary course of business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

     Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the programs and commercial announcements are broadcast.

  Cash and Cash Equivalents

     For purposes of the consolidated statements of cash flow, the Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

  Risks and Uncertainties and Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     On February 8, 1996, the President signed into law the Telecommunications Act of 1996. Among other things, this legislation requires the Federal Communications Commission to relax its numerical restrictions on local ownership and affords renewal applicants significant new protections from competing applications for their broadcast licenses. The ultimate effect of this legislation on the competitive environment is currently undeterminable.

Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Equipment under capital lease obligations is recorded at the lower of cost or fair market value at the inception of the lease. Depreciation is determined using the straight-line method over the estimated useful lives of the various classes of assets, which range from three to twenty years. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases. Costs of ordinary repairs and maintenance are charged to operations as incurred; betterments which increase the value or materially extend the life of the related asset are capitalized. Upon sale or disposal, the asset cost and accumulated depreciation and amortization are removed and any gain or loss is recognized in earnings.

Intangible Assets

     FCC licenses represent the excess of cost over the fair values of the identifiable tangible and other intangible net assets acquired and is being amortized using the straight-line method over 40 years. Other intangible assets comprise amounts paid for agreements not to compete, favorable tower and facility leases and organization costs incurred in the incorporation of the Company. Other intangibles are being amortized using the straight-line method over their estimated useful lives ranging from three to 14 years.

     The Company evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impairment.

  Deferred Station Acquisition Costs

     Costs incurred by the Company for acquisitions of radio stations expected to be consummated upon approval by the FCC are included as deferred station acquisition costs in the accompanying consolidated financial statements. Such costs are not being amortized and will be included as acquisition costs upon consummation of the transaction to acquire the station.

  Deferred Financing Costs

     Costs associated with obtaining debt financing are capitalized and amortized using the interest method over the term of the related debt.

  Stock Subscriptions Receivable

     Stock subscriptions receivable represent promissory notes issued in connection with the purchase of capital stock. Capital stock issued in connection with such promissory notes is reported as issued and outstanding and included in capital stock and additional paid-in capital in the accompanying consolidated financial statements in the amount of the related promissory note plus accrued interest. The promissory notes

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES and related accrued interest receivable are classified as stock subscriptions receivable and included as a reduction of consolidated stockholders' equity.

  Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  Advertising Costs

     The Company incurs various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred and totaled approximately $2,387,000, $575,000 and $345,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Concentration of Credit Risk

     As of December 31, 1996, the Company had cash deposits with financial institutions of $3,223,369 in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes that credit risk in these deposits is minimal.

     The Company's revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible trade receivables are maintained.

  Fair Value of Financial Instruments

     The carrying values of cash, receivables, payables, and accrued liabilities approximate the fair values of these instruments because of their short-term maturities. The carrying value of the Company's debt also approximates fair value as interest rates on the Company's existing debt approximates market. Redeemable preferred stock is not traded in the open market and as such, a market price is not readily available.

  Barter Transactions

     Barter transactions represent advertising time exchanged for promotional items, advertising, supplies, equipment, and services. Barter revenue is recorded at the fair value of the goods or services received and is recognized in income when the advertisements are broadcast. Goods or services are charged to expense when received or used. Advertising time owed and goods or services due the Company are included in accounts payable and accounts receivable, respectively.

  Financial Statement Presentation

     Certain prior year financial statement items of Capstar Radio have been reclassified to conform to the current year presentation.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         DEPRECIABLE                       DECEMBER 31,
                                            LIFE        MARCH 31,    -------------------------
                                           (YEARS)        1997          1996          1995
                                         -----------   -----------   -----------   -----------
Land...................................     --         $ 1,273,391   $ 1,203,022   $   358,958
Building and building improvements.....   5 to 20        3,185,731     2,128,101       994,998
Broadcast and other equipment..........   3 to 20       16,191,879    13,259,746     6,458,201
Equipment under capital lease
  obligations..........................   3 to 5           605,730       358,944       171,138
                                                       -----------   -----------   -----------
                                                        21,256,731    16,949,813     7,983,295
Less accumulated depreciation and
  amortization.........................                 (3,771,949)   (3,252,650)   (1,896,612)
                                                       -----------   -----------   -----------
                                                       $17,484,782   $13,697,163   $ 6,086,683
                                                       ===========   ===========   ===========

     Depreciation expense for the three-month periods ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $519,299, $370,549, $1,361,564, $580,336 and $393,871, respectively.

4. INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                    DECEMBER 31,
                                                 MARCH 31,    -------------------------
                                                   1997          1996          1995
                                                -----------   -----------   -----------
Noncompete agreements.........................  $ 2,735,000   $ 1,335,000   $ 1,085,000
FCC licenses..................................   78,972,867    61,052,844    32,499,190
Favorable tower and facility leases...........      406,817       406,817       406,817
Organization and start-up costs...............      360,718       360,718       360,718
                                                -----------   -----------   -----------
                                                 82,475,402    63,155,379    34,351,725
Less accumulated amortization.................   (3,267,546)   (2,785,695)   (1,303,689)
                                                -----------   -----------   -----------
                                                $79,207,856   $60,369,684   $33,048,036
                                                ===========   ===========   ===========

     The significant change in intangible assets between periods is due to acquisitions of broadcast properties.

     Amortization expense for intangible assets for the three-month periods ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $481,851, $306,391, $1,448,113, $553,565 and $317,751, respectively.

5. DISPOSITIONS OF BROADCASTING PROPERTIES:

     Effective June 1, 1992, the Company entered into a broadcast time brokerage agreement for a period of five years to lease the KLTN-FM station in Port Arthur, Texas, to another broadcasting company. Under the terms of the agreement, the time broker had the option to purchase the FCC license and broadcast facilities for a price which escalated from $3,375,000 to $4,500,000. On June 16, 1995, the time broker exercised the option to purchase the KLTN-FM station in Port Arthur, Texas, for cash in the amount of $3,650,000, resulting in a gain of $2,389,567. In connection with this transaction, the purchaser also assumed the Company's obligation for a tower lease. The Company recorded time brokerage revenues prior to the sale of the KLTN-FM station of approximately $275,000 and $630,000 for the years ended December 31, 1995 and 1994, respectively.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     In August 1996, the Company entered into an agreement to exchange KLTX-FM and $1.3 million in cash, including acquisition costs, for KCKR-FM. The exchange has been accounted for using the fair values of the assets exchanged plus the $1.3 million of additional cash, including acquisition costs, and was allocated to the net assets acquired based upon their estimated fair market values.

6. ACQUISITIONS OF BROADCASTING PROPERTIES:

     During the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, the Company acquired numerous broadcasting properties, all of which have been accounted for as purchases and, accordingly, the results of operations associated with the acquired properties have been included in the accompanying consolidated financial statements from the dates of acquisition.

     Acquisition activity during the periods is as follows:

                                                    DATE OF
               PROPERTY ACQUIRED                  ACQUISITION     PURCHASE OF        COST
               -----------------                 --------------   ------------    -----------
1997 (Unaudited):
  KNCN-FM......................................  January 1997     Assets          $ 2,289,873
  KFYO-FM, KZII-FM.............................  February 1997    Assets            3,209,375
  KTRA-FM, KDAG-FM, KCQL-AM,
     KKFG-FM...................................  March 1997       Assets            5,407,469
  KKIX-FM, KKZQ-FM.............................  March 1997       Assets           11,478,952
                                                                                  -----------
                                                                                  $22,385,669
                                                                                  ===========

     Unaudited proforma results of the Company for the aforementioned acquisitions which were completed during the three months ended March 31, 1997, which were accounted for using the purchase method of accounting, and the aforementioned disposition as if they were purchased or sold on January 1, 1996 are as follows:

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Net revenue.................................................     $11,364       $9,118
                                                                 =======       ======
Operating income (loss).....................................     $  (845)      $  551
                                                                 =======       ======
Net loss....................................................     $(2,553)      $ (105)
                                                                 =======       ======

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                    DATE OF
               PROPERTY ACQUIRED                  ACQUISITION     PURCHASE OF        COST
               -----------------                 --------------   ------------    -----------
1996:
  KKAM-AM, KFMX-FM, KRLB-FM, KBRQ-FM,
     KIIZ-FM, KLTX-FM, WTAW-AM, KTSR-FM........  April 1996       Common stock    $ 1,064,581
  WACO-AM, WACO-FM.............................  July 1996        Assets            4,037,165
  KRYS-AM, KRYS-FM, KMXR-FM....................  July 1996        Assets            6,305,256
  KLUB-FM......................................  July 1996        Assets              315,399
  KAFX-FM......................................  August 1996      Assets              728,243
  KTYL-FM......................................  August 1996      Assets            2,061,477
  KISX-FM......................................  September 1996   Assets            1,551,393
  KCKR-FM......................................  September 1996   Assets            1,812,164
  KWTX-AM, KWTX-FM.............................  November 1996    Assets            4,171,647
  KEZA-FM......................................  December 1996    Assets            6,384,402
                                                                                  -----------
                                                                                  $28,431,727
                                                                                  ===========
1995:
  WJBO-AM, WLSS-FM.............................  November 1995    Common stock    $ 8,025,288
  WYNK-AM, WYNK-FM.............................  November 1995    Assets           11,908,067
  KKMY-FM......................................  November 1995    Assets            1,586,167
                                                                                  -----------
                                                                                  $21,519,522
                                                                                  ===========
1994:
  KNUE-FM, KKYR-FM.............................  September 1994   Common stock    $ 9,843,679
                                                                                  ===========

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     The acquisitions are summarized in the aggregate by period as follows:

                                      1997          1996          1995          1994
                                   -----------   -----------   -----------   -----------
                                   (UNAUDITED)
Consideration:
  Cash and notes.................  $21,350,000   $25,639,099   $19,628,631   $ 9,361,000
  Common stock (2,325 shares)....           --       276,384            --            --
  Preferred stock (7,500
     shares).....................           --            --       750,000            --
  Acquisition costs..............    1,035,669     2,045,938     1,140,891       482,679
  Exchange of assets.............           --       470,306            --            --
                                   -----------   -----------   -----------   -----------
          Total..................  $22,385,669   $28,431,727   $21,519,522   $ 9,843,679
                                   ===========   ===========   ===========   ===========
Assets acquired and liabilities
  assumed:
  Cash...........................  $        --   $    45,104   $        --   $   637,819
  Accounts receivable............           --     1,059,713        28,297       745,521
  Prepaid expenses and other.....           --        54,691       152,296        33,197
  Property and equipment.........    3,065,646     7,127,228     3,352,602       817,098
  Intangible assets..............   19,320,023    29,144,077    21,088,284     9,224,333
  Other assets...................           --       121,703            --            --
  Accounts payable...............           --      (109,147)           --            --
  Accrued liabilities............           --      (881,607)     (249,692)     (205,723)
  Long-term debt.................           --    (6,695,064)           --            --
  Capital lease obligations......           --       (32,559)      (44,321)           --
  Deferred income taxes..........           --    (1,402,412)   (2,807,944)   (1,408,566)
                                   -----------   -----------   -----------   -----------
          Total acquisition......  $22,385,669   $28,431,727   $21,519,522   $ 9,843,679
                                   ===========   ===========   ===========   ===========

     The following summarizes the unaudited consolidated pro forma data for the years ended December 31, 1996 and 1995, as though these acquisitions had occurred as of the beginning of 1995:

                                          YEAR ENDED                  YEAR ENDED
                                       DECEMBER 31, 1996           DECEMBER 31, 1995
                                   -------------------------   -------------------------
                                   HISTORICAL     PRO FORMA    HISTORICAL     PRO FORMA
                                   -----------   -----------   -----------   -----------
                                                 (UNAUDITED)                 (UNAUDITED)
Net revenues.....................  $32,562,951   $38,918,951   $15,796,585   $34,363,585
Income (loss) before
  extraordinary
  loss...........................  $(7,012,334)  $(7,936,252)  $ 1,569,781   $  (208,043)
Net income (loss)................  $(8,200,152)  $(9,124,070)  $ 1,569,781   $  (208,043)

     For purposes of the pro forma disclosures, dividends on preferred stock, used to finance certain of the acquisitions, have been included in the pro forma amounts as interest expense.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

7. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                     DECEMBER 31,
                                                  MARCH 31,    -------------------------
                                                    1997          1996          1995
                                                 -----------   -----------   -----------
Term loan from a bank, bearing variable
     interest as indicated below, interest
     payments are due quarterly on prime rate
     based loans or at the earlier of the
     expiration of the applicable London
     Interbank Offered Rate (LIBOR) period, or
     in the case of a six-month LIBOR rate,
     quarterly, principal due September 30,
     1997, collateralized by substantially all
     assets of the Company and common stock of
     one of the Company's subsidiaries.........  $        --   $        --   $ 6,000,000
Reducing revolver loan from a bank expiring
     December 31, 1996, bearing variable
     interest as indicated below (8.7% at
     December 31, 1996), interest payments are
     due quarterly on prime rate based loans or
     at the earlier of the expiration of the
     applicable LIBOR period, or in the case of
     a six-month LIBOR rate, quarterly,
     collateralized by substantially all assets
     of the Company and common stock of one of
     the Company's subsidiaries................   76,093,620    53,793,620    30,146,311
Note payable in connection with acquisition,
     9.5%, principal and interest payable at
     date of closing...........................    5,820,666            --            --
Note payable to a stockholder, bearing interest
     at 6.87%, interest accretes into the note
     quarterly, principal and interest due
     January 1, 2002, collateralized by certain
     assets of the Company.....................           --            --     1,153,729
Note payable, 8%, principal and interest
     payable monthly through November 2008,
     collateralized by certain assets of the
     Company...................................      570,667       573,325            --
Other notes payable at various interest
     rates.....................................       74,832       117,141            --
                                                 -----------   -----------   -----------
                                                  82,559,785    54,484,086    37,300,040
Less current portion, as adjusted for
     refinancing subsequent to December 31,
     1996......................................     (213,683)      (90,667)   (2,107,390)
                                                 -----------   -----------   -----------
                                                 $82,346,102   $54,393,419   $35,192,650
                                                 ===========   ===========   ===========

     Interest on the term loan and reducing revolver loan is calculated at the Company's option of (1) the bank's prime rate plus a margin of 2% or (2) a one, two, three, or six-month LIBOR rate plus a margin of 3.25%.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Company's reducing revolver loan provides the Company with a revolving line of credit of up to $54,000,000, of which $206,380 is unused as of December 31, 1996.

     During 1996, the Company significantly modified the terms of its existing reducing revolver loan and accelerated the maturity date from March 31, 2003 to December 31, 1996. In connection with this modification, the Company recognized an extraordinary charge in 1996 relating to the write off of approximately $1,895,000 of unamortized deferred financing costs.

     Subsequent to December 31, 1996, the Company entered into a financing agreement with a syndicate of banks that permits the Company to borrow at any time through March 31, 1998 up to $100,000,000 at variable rates (depending on the Company's leverage ratio) ranging from the lesser of the bank's prime rate plus .25% or LIBOR plus 1.5% to the lesser of the bank's prime rate plus 1.625% or LIBOR plus 2.875%. The Company must pay an annual commitment fee of one-half percent of the unused commitment. Borrowings under the financing agreement mature ratably on a quarterly basis beginning June 30, 1998 and finishing June 30, 2004. Among other things, the agreement limits the level of capital expenditures and operating leases and places the maintenance of certain leverage ratios based on pro forma operating cash flow. In January 1997, the Company borrowed amounts under the agreement sufficient to replace the reducing revolver loan, and accordingly, amounts outstanding under the reducing revolver loan at December 31, 1996 have been classified as long-term in the accompanying consolidated financial statements.

     Scheduled debt maturities for each of the next five calendar years and thereafter are as follows:

1997........................................................  $    90,667
1998........................................................       79,733
1999........................................................       43,267
2000........................................................       38,745
2001........................................................    6,334,709
Thereafter..................................................   47,896,965
                                                              -----------
                                                              $54,484,086
                                                              ===========

     The reducing revolver loan contains certain covenants, including, among others, limitations on the incurrence of additional debt, requirements to maintain certain financial ratios, and restrictions on the payment of dividends.

8. REDEEMABLE PREFERRED STOCKS:

     The Company has authorized 507,500 shares of $.01 par value per share preferred stock. During 1995, 7,500 shares were designated 6% redeemable convertible preferred shares and issued in connection with the acquisition of broadcast properties. During 1996, 500,000 shares were designated 12% redeemable preferred shares and issued for cash. The relevant preferences and terms of each designation are described below.

  6% Redeemable Convertible Preferred Stock

     Holders of the Company's 6% redeemable convertible preferred stock are entitled to receive annual cumulative dividends on October 31 of each year equal to 6% of the liquidation value of $100 per share prior and in preference to any dividend on common stock. Dividends are payable when and as declared by the Company. Interest accrues on unpaid dividends at a rate of 5% per annum. Holders are also entitled to a liquidation preference of $100 per share plus unpaid dividends and interest. Holders may convert their shares into common shares of the Company at any time. The conversion ratio is calculated by dividing the liquidation value of $100 per share by the then fair market value per share of the Company's common stock. The Company may at its option convert the preferred shares to common shares upon the occurrence of certain

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES events. Preferences of the 6% redeemable convertible preferred stock are subordinate to those of the Company's 12% redeemable preferred shares.

     The Company may at its option any time after October 31, 1999, redeem the 6% redeemable convertible preferred shares for $100 per share. The Company has also entered into a Put Rights Agreement whereby the Company has agreed to redeem the shares at any time through October 31, 1999 upon notice of the current holders at a rate of $100 per share plus unpaid dividends and accrued interest.

     The liquidation preference of the 6% redeemable convertible preferred shares at December 31, 1996 amounted to $802,500 including accrued dividends.

     Subsequent to December 31, 1996, the Company redeemed its 6% redeemable convertible preferred stock for its then liquidation preference of $811,013.

  12% Redeemable Preferred Stock

     Holders of the Company's 12% redeemable preferred stock are entitled to receive quarterly cumulative dividends equal to 12% of the liquidation value of $50 per share per annum prior and in preference to any dividend on common stock or other preferred shares. Dividends are payable when and as declared by the Company. No interest accrues with respect to unpaid dividends. Any dividends due on or before July 31, 2001 which are not declared and paid shall be added to the liquidation preference and shall be deemed paid and not accumulate. Holders are also entitled to a liquidation preference of $50 per share plus unpaid dividends. Preferences of the 12% redeemable preferred stock are senior to those of any other shares of capital stock of the Company.

     The Company is required to redeem the preferred shares on July 31, 2006, at the then liquidation preference of $50 per share plus unpaid dividends. The Company may at its option redeem the preferred shares at any time at $50 per share plus (1) a 6% premium through July 31, 1998; (2) a 4% premium through July 31, 2000, and (3) no premium thereafter, in all cases plus unpaid dividends.

     The liquidation preference of the 12% redeemable preferred shares at December 31, 1996 amounted to $26,250,000 including accrued dividends.

     The preferred stock agreement contains certain restrictions which limit the incurrence of additional debt, prohibit certain transactions and restrict certain payments under certain conditions.

     In connection with issuance of the 12% redeemable preferred shares, the Company granted, to the holders of the preferred shares, warrants for the purchase of 8,098 shares of the Company's common stock at a rate of $.01 per share. Such warrants may be exercised at any time during the earlier to occur of
(1) the period beginning on January 31, 2003 and ending on July 31, 2003 or (2) in the event of a sale of the Company or initial public offering of the Company's capital stock.

     Of the proceeds received from issuance of the preferred shares, $4,009,827 was assigned to the warrants and credited to additional paid-in capital in the accompanying consolidated financial statements. Such value is being accreted to redeemable preferred stock using the interest method over the period from issuance to mandatory redemption.

9. COMMON STOCK

     The Common Stock has one vote per share; the Class A and Class B Common Stock have no voting rights; and the Class C Common Stock has ten votes per share. The Common Stock may be converted at any time into shares of Class B Common Stock. The Class B and Class C Common Stock may be converted at any time into shares of Common Stock. The Class A Common Stock may be converted at any time into shares of Common Stock or Class C Common Stock. The Company is required to reserve and keep available

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES out of its authorized but unissued Common Stock such number of shares that will be deliverable upon the conversion of all the then outstanding shares of Class A, Class B, Class C or Preferred Stock, and issue additional shares of Common Stock as may be necessary upon such conversion.

     Stock subscriptions receivable consisted of the following:

                                                                    DECEMBER 31,
                                                               ----------------------
                                                                  1996         1995
                                                               ----------    --------
Promissory notes bearing interest at 9% per annum,
  compounded annually; principal and accrued interest due
  December 30, 2004, with accelerated payments required
  under certain conditions; collateralized by certain
  shares of stock of the Company...........................    $  277,023    $277,023
Promissory notes bearing interest at 9% per annum,
  compounded annually; principal and accrued interest due
  September 29, 2000, with accelerated payments required
  under certain conditions; collateralized by certain
  shares of stock of the Company...........................        31,103      31,103
Promissory notes bearing interest at 9% per annum,
  compounded annually; principal and accrued interest due
  April 16, 2006, with accelerated payments required under
  certain conditions; collateralized by certain shares of
  the Company..............................................       297,190          --
Promissory notes bearing interest at 7.6% per annum,
  compounded annually; principal and accrued interest due
  October 15, 2006, with accelerated payments required
  under certain conditions; collateralized by certain
  shares of the Company....................................     1,390,385          --
Accrued interest receivable related to these promissory
  notes....................................................        94,323      25,399
                                                               ----------    --------
Total stock subscriptions receivable.......................    $2,090,024    $333,525
                                                               ==========    ========

In connection with these notes, the Company has issued 7,134, 1,101 and 5,131 shares of common stock in 1996, 1995 and 1994, respectively, for prices ranging from $28 to $309 per share. In each case, the Company received recourse and nonrecourse notes for 25% and 75% of the purchase price, respectively.

     The Company has applied Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for the stock issued. The compensation cost that has been charged against income for its stock plan was approximately $5,432,000 for 1996. For certain of the sales to employees during 1996, compensation expense is considered unearned until the Company's rights to repurchase the shares expire in accordance with the terms of underlying securities purchase agreement. Such rights expire five years from the date of the sale. Unearned compensation totaled $1,518,000 at December 31, 1996. Had compensation cost for the Company's stock awards been determined based on the fair value at the grant dates for awards under those plans using Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been reduced to the pro forma amounts indicated below:

Net loss -- as reported.....................................  $8,200,152
Net loss -- pro forma.......................................  $3,065,072

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

10. INCOME TAXES:

     All of the Company's revenues were generated in the United States. The components of the provision (benefit) for income taxes are as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996          1995        1994
                                                    -----------   ----------   --------
Current:
  Federal.........................................  $(1,111,940)  $  998,605   $189,746
  State...........................................      242,856       97,799     18,583
Deferred:
  Federal.........................................      502,889      (58,226)   237,898
  State...........................................       43,865       (5,702)    23,299
                                                    -----------   ----------   --------
Total provision (benefit).........................  $  (322,330)  $1,032,476   $469,526
                                                    ===========   ==========   ========

     $707,535 of benefit for income taxes was allocated to an extraordinary item, loss on early extinguishment of debt, in the consolidated statement of operations for the year ended December 31, 1996. For purposes of the foregoing components of provision (benefit) for income taxes, such intra-period allocation is treated to have affected the deferred components.

     Income tax expense (benefit) differs from the amount computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes and extraordinary items for the following reasons:

                                                         YEARS ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996          1995        1994
                                                    -----------   ----------   --------
U.S. federal income tax at statutory rate.........  $(2,493,785)  $  884,767   $378,793
State income taxes, net of federal benefit........      189,236       60,784     27,642
Nondeductible compensation expense................    1,846,839           --         --
Other items, primarily nondeductible expenses and
  deferred tax adjustments........................      135,380       86,925     63,091
                                                    -----------   ----------   --------
                                                    $  (322,330)  $1,032,476   $469,526
                                                    ===========   ==========   ========

     The net deferred tax liability consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Deferred tax liabilities:
  Property and equipment and intangible basis differences
     and related depreciation and amortization..............  $6,727,822   $4,629,610
                                                              ----------   ----------
          Total deferred tax liabilities....................   6,727,822    4,629,610
                                                              ----------   ----------
Deferred tax assets:
  Miscellaneous.............................................     181,750      168,958
  Net operating loss carryforwards..........................   1,293,977           --
                                                              ----------   ----------
          Total deferred tax assets.........................   1,475,727      168,958
  Valuation allowance for deferred tax assets...............    (450,188)          --
                                                              ----------   ----------
          Net deferred tax assets...........................   1,025,539      168,958
                                                              ----------   ----------
          Net deferred tax liabilities......................  $5,702,283   $4,460,652
                                                              ==========   ==========

     The Company has net operating loss carryforwards for U.S. tax purposes of $2,205,000, which expire in 2011. Additionally, the Company acquired approximately $1,200,000 of net operating loss carryforwards in

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES connection with the acquisition of certain subsidiaries. Such net operating loss carryforwards expire in 2009 and 2010. The acquired net operating loss carryforwards are SRLY to the acquired subsidiaries which generated the losses. Due to the level of uncertainty regarding the ability of these subsidiaries to generate sufficient taxable income to fully utilize these carryforwards, a valuation allowance has been recorded related to such carryforwards. To the extent such carryforwards are realized in the future, the recognized benefits will be allocated to reduce intangible assets related to the acquired subsidiaries. Management believes that it is more likely than not that the Company will generate taxable income sufficient to realize the tax benefit associated with future deductible temporary differences and the non-SRLY NOL carryforwards prior to their expiration.

11. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                          YEARS ENDED DECEMBER 31,
                                                    ------------------------------------
                                                       1996         1995         1994
                                                    ----------   ----------   ----------
Cash paid during the period for:
  Interest........................................  $4,862,693   $1,394,317   $  643,835
  Income taxes....................................  $  998,989   $  199,782   $   56,751
Noncash investing and financing activities:
  Liabilities assumed in connection with
     acquisition of broadcasting properties.......  $9,120,789   $3,101,957   $1,614,289
  Issuance of capital stock in connection with
     broadcasting property acquisitions...........  $  276,384   $  750,000   $       --
  Note receivable taken in connection with
     broadcasting property acquisition............  $       --   $       --   $  100,000
  Financed property and equipment purchases.......  $   88,812   $       --   $  110,669
  Book value of assets exchanged in connection
     with broadcast property acquisition..........  $  470,306   $       --   $       --
  Dividends and accretion on preferred stock......  $1,350,115   $    7,500   $       --
  Notes receivable and accrued interest taken in
     connection with subscribed stock.............  $1,744,999   $  333,525   $       --

12. EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) Savings Plan (the "Plan"), whereby substantially all employees with three months of service may contribute a percentage of their compensation on a tax deferred basis. The Company matches employee contributions at a rate of 50%, to an annual maximum of $200 per employee. Company expense under the Plan was $22,283 and $12,528 for the years ended December 31, 1996 and 1995, respectively. No contributions under the Plan were made for the year ended December 31, 1994.

13. COMMITMENTS:

     The Company has acquired, under long-term capital lease obligations, broadcast and other equipment with capitalized cost of $358,944 and $270,132 at December 31, 1996 and 1995, respectively. The leases are noncancelable, with options to purchase the equipment at the expiration of the lease. The capital lease obligations bear interest at 9.4% to 15.2% with principal and interest due in monthly installments through 2002.

     The Company leases real property, office space, broadcasting equipment and office equipment under various noncancelable operating leases. Certain of the Company's leases contain escalation clauses, renewal options and/or purchase options.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     Future minimum payments under capital and noncancelable operating lease agreements are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES      LEASES
                                                              --------   ----------
1997........................................................  $107,132   $1,214,870
1998........................................................   102,147      916,530
1999........................................................    79,064      747,625
2000........................................................     5,633      539,494
2001........................................................     5,633      292,241
Thereafter..................................................       469    1,101,400
                                                              --------   ----------
Total minimum lease payments................................   300,078   $4,812,160
                                                                         ==========
Less amounts representing interest..........................   (52,027)
                                                              --------
Present value of future minimum lease payments, included as
  current ($79,594) and noncurrent ($168,457) capital lease
  obligations...............................................  $248,051
                                                              ========

     Rent expense was approximately $500,000, $290,000 and $216,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

14. CONTINGENCIES:

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the consolidated financial position or results of operations or cash flows of the Company.

     The Company is partially self-insured for employee medical insurance risks, subject to specific retention levels. Self-insurance costs are accrued based upon the aggregate of the estimated liability for reported claims and estimated liabilities for claims incurred but not reported.

15. RELATED PARTY TRANSACTIONS:

     On April 16, 1996, the Company acquired all of the outstanding capital stock of Sonance Communications, Inc. ("Sonance") in exchange for 542 shares of the Company's Class C Common Stock, 1,626 shares of the Company's Class A Common Stock and approximately $619,000 of cash. Total consideration for the acquisition, including acquisition costs, was approximately $1,065,000. The primary assets of Sonance include broadcasting properties KKAM-AM, KFMX-FM, KIIZ-FM, KLTX-FM, WTAW-AM and KTSR-FM. Liabilities of Sonance assumed by the Company in connection with the acquisition approximated $7,627,000. The controlling stockholder of the Company is a family member of the controlling stockholder of Sonance. The majority stockholder of the Company, who is a family member of both the controlling stockholder of the Company and the controlling stockholder of Sonance was also the majority stockholder of Sonance.

     The Company disbursed $178,500 and $132,624 to an affiliated entity during the years ended December 31, 1995 and 1994, respectively, related to services rendered in connection with the acquisition of various radio stations and for certain administrative expenses.

     Broker fees of $125,000 and consulting fees of $60,000 were disbursed to affiliated entities in connection with the disposal of KLTN-FM on June 16, 1995.

     As of December 31, 1996, the Company had made advances to an affiliated company in the amount of approximately $277,000 which is included in accounts receivable.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Company recorded a charge of approximately $771,000 during 1996 in connection with the write-off of a receivable from an entity owned by a family member of the controlling stockholder of the Company. The charge is included in other expense in the accompanying consolidated statements of operations.

16. SUBSEQUENT EVENTS:

     As more fully described in Note 7, the Company's borrowing facility was refinanced subsequent to December 31, 1996.

     Subsequent to December 31, 1996, the Company acquired several broadcast properties (KNCN, KZII, KFYO, KKIX, KKZQ, KTRA, KDAG, KCQL, KKFG) for aggregate consideration of approximately $22,000,000. The Company previously operated five of these stations under time brokerage agreements during 1996.

     Subsequent to December 31, 1996, the Company entered into other agreements for acquisition of three additional broadcast properties for aggregate consideration of approximately $13.7 million. The Company currently operates all of these broadcast properties under time brokerage agreements.

     Subsequent to December 31, 1996, the Company reached an agreement to dispose of two of its broadcast properties (WTAW-AM and KTSR-FM), previously acquired through the acquisition of Sonance (Note 15), in exchange for 1,000 shares of the Company's Class C Common Stock. The stockholder to receive the broadcast properties is a family member of the majority stockholder of the Company. The related aggregate net assets of the broadcast properties approximated $800,000 at December 31, 1996. The Company recorded revenues related to these broadcast properties of approximately $1,703,000 during 1996.

     On February 24, 1997, Thomas O. Hicks converted the 39,033 shares of Class A Nonvoting Common Stock of GulfStar held by him to 39,033 shares of Class C Voting Common Stock of GulfStar.

     On March 4, 1997, GulfStar repurchased the 7,500 shares of GulfStar Convertible Preferred Stock for an amount equal to the initial liquidation or redemption value of $100 per share, plus dividends accrued to the date of purchase in the amount of $8.135 per share, or an aggregate of $811,013. As a result of this repurchase the 7,500 shares were retired and are no longer authorized, resulting in only 500,000 authorized preferred shares, consisting of 500,000 outstanding shares of 12% Redeemable Preferred Stock.

17. SUBSEQUENT EVENTS (UNAUDITED):

  Transactions (Unaudited)

     On July 8, 1997, the Company entered into an agreement with Capstar Broadcasting Corporation ("Capstar Broadcasting") whereby Capstar Broadcasting acquired the Company through a merger (the "GulfStar Merger"). Capstar Broadcasting then contributed the surviving entity in the GulfStar Merger through Capstar Broadcasting Partners, Inc. to Capstar Radio Broadcasting Partners, Inc.

     Subsequent to March 31, 1997, the Company entered into various Local Marketing Agreements ("LMA's") and contracts, pending FCC approval. While each agreement is unique in its terms and conditions, generally under an LMA the brokering station purchases substantially all of the commercial time available on the brokered station and provides promotional and sales related services. The brokering station may also provide programming. The brokering station pays a fee to the brokered station for the services provided based upon a flat monthly amount and/or an amount contingent on the net revenue or profit as calculated in the agreement. The Company currently has LMA's or contracts pending FCC approval with KZBB-FM in Ft. Smith, Arkansas; KLAW-FM and KZCD-FM in Lawton, Oklahoma; KRVE-FM and WBIU-AM in Baton Rouge, Louisiana; KKCL-FM in Lubbock, Texas; KJEM-FM in Fayetteville, Arkansas; and KKTX-FM/AM in Longview, Texas. The Company provided programming to and sold advertising time on various stations that were under contract to purchase under LMA's.

                 GULFSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     Subsequent to March 31, 1997, the Company acquired several broadcast properties (KIOC, KWHN, KMAG, KLLI, KYGL) for aggregate consideration of approximately $10.0 million. The Company previously operated all of these stations under time brokerage agreements.

  Recent Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997.

     Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners
Community Pacific Broadcasting Company L.P.:

     We have audited the accompanying balance sheet of Community Pacific Broadcasting Company L.P. (the "Partnership") as of December 31, 1996, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Pacific Broadcasting Company L.P. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

San Jose, California
February 13, 1997

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                     ASSETS

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash......................................................  $   330,770     $    38,532
  Accounts receivable, net of allowance for doubtful
     accounts of $58,982 and $70,525, respectively..........      745,638       1,708,213
  Prepaid expenses and other current assets.................      144,731          97,239
                                                              -----------     -----------
          Total current assets..............................    1,221,139       1,843,984
Property and equipment, net.................................    3,806,144       3,843,508
Intangible assets, net......................................   12,595,121      12,817,337
Other assets................................................      100,661         125,453
                                                              -----------     -----------
     Total assets...........................................  $17,723,065     $18,630,282
                                                              ===========     ===========

                            LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $    68,679     $   237,996
  Accrued liabilities.......................................      189,477         483,065
  Due to Pacific Star.......................................       72,026              --
  Current portion of long-term debt.........................  1,437,500..       1,175,125
                                                              -----------     -----------
          Total current liabilities.........................    1,767,682       1,896,186
Long-term debt, net of current portion......................    8,337,500       8,696,875
                                                              -----------     -----------
          Total liabilities.................................   10,105,182      10,593,061
                                                              -----------     -----------
Commitments (Note 9)
Partners' equity............................................    7,617,883       8,037,221
                                                              -----------     -----------
          Total liabilities and partners' equity............  $17,723,065     $18,630,282
                                                              ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS

                                                               THREE MONTHS
                                                                  ENDED           YEAR ENDED
                                                              MARCH 31, 1997   DECEMBER 31, 1996
                                                              --------------   -----------------
                                                               (UNAUDITED)
Revenue:
  Broadcasting revenue......................................    $1,849,044        $12,318,547
  Less agency commissions...................................       168,049          1,119,613
                                                                ----------        -----------
          Net revenue.......................................     1,680,995         11,198,934
                                                                ----------        -----------
Station operating expenses:
  Programming and technical expense.........................       623,566          3,935,571
  Selling and promotion expense.............................       331,592          2,981,563
  General and administrative expense........................       354,878          1,998,698
                                                                ----------        -----------
          Total station operating expenses..................     1,310,036          8,915,832
Corporate expenses..........................................       197,220            760,150
Depreciation and amortization...............................       350,270          1,416,077
                                                                ----------        -----------
  Operating income (loss)...................................      (176,531)           106,875
Other expense, net..........................................        (2,424)            (8,438)
Loss on disposal of assets..................................            --            (10,611)
Interest expense............................................      (237,774)          (933,315)
                                                                ----------        -----------
          Net loss..........................................    $ (416,729)       $  (845,489)
                                                                ==========        ===========

   The accompanying notes are an integral part of these financial statements.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

                                                                                      TOTAL
                                                          GENERAL      LIMITED      PARTNERS'
                                                          PARTNER     PARTNERS        TOTAL
                                                         ---------   -----------   -----------
Balances as of January 1, 1996.........................  $ 272,872   $ 7,583,322   $ 7,856,194
  Capital contributions from partners..................     20,000     3,058,916     3,078,916
  Capital distributions to partners....................       (800)   (2,051,600)   (2,052,400)
  Net loss.............................................   (176,474)     (669,015)     (845,489)
                                                         ---------   -----------   -----------
Balances as of December 31, 1996.......................    115,598     7,921,623     8,037,221
  Capital distributions to partners (unaudited)........       (800)       (1,809)       (2,609)
  Net loss (unaudited).................................    (86,971)     (329,758)     (416,729)
                                                         ---------   -----------   -----------
Balances as of March 31, 1997 (unaudited)..............  $  27,827   $ 7,590,056   $ 7,617,883
                                                         =========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                               THREE MONTHS
                                                                  ENDED           YEAR ENDED
                                                              MARCH 31, 1997   DECEMBER 31, 1996
                                                              --------------   -----------------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................    $(416,729)        $  (845,489)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................      350,270           1,416,077
     Loss on sale of fixed assets...........................           --              10,611
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................      962,575             116,834
       Prepaid expenses and other current assets............      (47,492)             41,643
       Other assets.........................................       24,792                  --
       Accounts payable.....................................     (169,317)           (345,207)
       Accrued liabilities..................................     (293,588)           (108,490)
       Due to Pacific Star..................................       72,026                  --
                                                                ---------         -----------
          Net cash provided by operating activities.........      482,537             285,979
                                                                ---------         -----------
Cash flows from investing activities:
  Purchase of property and equipment, net of acquisition....      (90,690)           (408,731)
  Proceeds from sale of fixed assets........................           --               3,500
  Intangible assets, net of acquisition.....................           --            (103,635)
  Increase in other assets..................................           --             (17,919)
  Cash used in acquisition..................................           --            (450,000)
                                                                ---------         -----------
          Net cash used in investing activities.............      (90,690)           (976,785)
                                                                ---------         -----------
Cash flows from financing activities:
  Proceeds from notes payable...............................      190,500           1,408,000
  Repayment of notes payable................................     (287,500)         (1,650,000)
  Capital contributions from partners.......................           --           3,092,954
  Capital distributions to partners.........................       (2,609)         (2,209,658)
                                                                ---------         -----------
          Net cash (used in) provided by financing
            activities......................................      (99,609)            641,296
                                                                ---------         -----------
Net increase (decrease) in cash.............................      292,238             (49,510)
Cash, beginning of year.....................................       38,532              88,042
                                                                ---------         -----------
Cash, end of year...........................................    $ 330,770         $    38,532
                                                                =========         ===========
Supplemental disclosure of cash flow information:
  Interest paid.............................................                      $   991,233
                                                                                  ===========
Supplemental disclosure of noncash activities:
  Revenue related to barter transactions....................    $ 322,837         $ 2,171,006
                                                                =========         ===========
  Advances from partners converted into equity..............    $      --         $   427,046
                                                                =========         ===========

   The accompanying notes are an integral part of these financial statements.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS
1. ORGANIZATION:

     Community Pacific Broadcasting Company L.P. (the Partnership), a Delaware limited partnership, was formed April 1, 1992 and operates AM and FM radio broadcasting stations in the following communities as of December 31, 1996:

     - Modesto, California -- KFIV-AM, KJSN-FM, KVFX-FM and KJAX-AM

     - Anchorage, Alaska -- KASH-AM, KASH-FM, KENI-AM and KBFX-FM

     - Des Moines, Iowa -- KGGO-FM, KDMI-AM, and KHKI-FM

     Effective March 1, 1997, the Partnership entered into an LMA with Pacific Star in connection with the Partnership's radio stations pursuant to which Pacific Star provides certain sales, programming and marketing services for the Partnership's radio stations (unaudited).

  Interim Periods

     The balance sheet as of March 31, 1997 and the statements of operations, partners' equity and cash flows for the three month period ended March 31, 1997 are unaudited. However, in the opinion of management, all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of such financial statements have been included. Interim results are not necessarily indicative of results for a full year.

2. USE OF ESTIMATES AND UNCERTAINTIES:

     The Partnership's financial statements have been prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses for the period presented. They also affect the disclosures of contingencies. Actual results could differ from those estimates.

     On February 8, 1996, the President signed into law the Telecommunications Act of 1996. Among other things, this legislation requires the Federal Communications Commission (the "FCC") to relax its numerical restrictions on local ownership and affords renewal applicants significant new protections from competing applications for the broadcast licenses. The ultimate effect of this legislation on the competitive environment is currently undeterminable.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets as follows:

Tower and antennae..................  7-20 years
Broadcast equipment.................  7 to 10 years
Building............................  30 years
Furniture and fixtures..............  7 to 10 years
Automobiles.........................  3-5 years
Leasehold improvements..............  Shorter of the life of the asset or the lease

     When items are retired or sold, the cost and accumulated depreciation are removed and any gain or loss is included in income.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible Assets:

     Intangible assets are stated at cost, less accumulated amortization. Amortization is determined using the straight-line method based upon the estimated useful lives of the assets as follows:

                                                              YEARS
                                                              -----
FCC licenses and goodwill...................................    20
Organization costs..........................................     5
Noncompetition agreements...................................     5
Other.......................................................   2-5

     On an ongoing basis, management evaluates the recoverability of the net carrying value of intangible assets by reference to the Company's undiscounted anticipated future cash flows.

  Revenue:

     Revenue is recognized when advertisements are broadcast.

  Barter Transactions:

     The Partnership trades or barters commercial air time for syndicated radio shows and for goods and services used for promotional, sales and other business activities. These exchanges are recorded at the fair market value of the radio shows or the goods or services received or the value of the advertising time provided, whichever is more clearly determinable. Revenue from barter transactions is recognized as income when advertisements are broadcast, and radio shows are charged to expense when broadcast, and goods or services are charged to expense or capitalized when used or received. Barter revenue totaled $2,171,006 for the year ended December 31, 1996.

  Advertising Costs:

     The Partnership incurs various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred and totaled approximately $1,007,626 for the year ended December 31, 1996.

  Concentration of Credit Risk:

     The Partnership's revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Partnership's management perform ongoing credit evaluations of the customers' financial condition and, generally, require no collateral from their customers. The Partnership maintains an allowance for doubtful accounts and past credit losses have been within management's expectations.

  Income Taxes:

     No provision has been made for income taxes since the Partnership is not a taxable entity. Partners report their share of the Partnership's income on their respective tax returns.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4. PROPERTY AND EQUIPMENT:

     At December 31, 1996, property and equipment consist of the following:

Land and improvements.......................................  $  131,130
Buildings...................................................     400,603
Tower and antenna systems...................................     952,025
Broadcast and transmitter equipment.........................   2,644,931
Furniture and fixtures......................................     878,730
Leasehold improvements......................................      93,038
                                                              ----------
                                                               5,100,457
Less accumulated depreciation...............................   1,256,949
                                                              ----------
                                                              $3,843,508
                                                              ==========

     Depreciation expense was $473,380 in 1996.

5. INTANGIBLE ASSETS:

     At December 31, 1996, intangible assets consist of the following:

FCC licenses and goodwill...................................  $15,451,996
Organization costs..........................................      103,511
Noncompetition agreements...................................      117,500
Other.......................................................       26,100
                                                              -----------
                                                               15,699,107
Less accumulated amortization...............................    2,881,770
                                                              -----------
                                                              $12,817,337
                                                              ===========

     Amortization expense was $942,697 in 1996.

6. LONG-TERM DEBT:

     In January 1995, the Partnership entered into a variable rate loan agreement with a bank whereby the Partnership could borrow up to $11,500,000. Borrowings under this agreement bear interest at a rate based on the London Interbank Offered Rate (LIBOR) or the bank's prime rate plus the applicable margin, which ranges from 1.50% to 2.75% for LIBOR and prime depending on ratios of debt to operating cash flow. The interest rate is approximately 8.75% as of December 31, 1996 and $9,872,000 is outstanding under this agreement. The Partnership pays a commitment fee of 0.5% per annum on the unused portion of the loan commitment and paid a onetime facility fee of $115,000 in January 1995, which is being amortized over the term of the loan agreement.

     The credit facility agreement contains certain financial and operational covenants and other restrictions with which the Partnership must comply, which include limitations on incurrence of additional indebtedness, partner distributions and redemptions.

     Borrowings under this agreement are collateralized by substantially all assets of the Partnership.

     The carrying amount reported for long-term debt approximates fair value since the underlying instrument bears interest at a variable rate that reprices frequently.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total annual maturities of long-term debt, excluding mandatory prepayments, are as follows:

1997........................................................  $1,175,125
1998........................................................   1,653,125
1999........................................................   1,725,000
2000........................................................   2,156,250
2001........................................................   2,515,625
Thereafter..................................................     646,875
                                                              ----------
                                                              $9,872,000
                                                              ==========

7. PARTNERS' EQUITY:

     Under the amended and restated agreement of limited partnership dated December 1, 1995, the general partner is authorized to manage the activities of the Partnership. No management fee is to be paid, although the general partner is reimbursed for expenses incurred. Extraordinary actions, as defined, require the approval of the holders of a majority of the voting partner units (general partner plus Classes B and C limited partner units).

     Losses and profits are allocated among the partners in accordance with the partnership agreement.

     For tax purposes, any gain, loss, income or deductions with respect to property contributed to the Partnership are subject to the special allocation rules of Section 704 of the Internal Revenue Code.

     In December 1995, the Partnership issued warrants to purchase 76,868 units of Class C stock at $0.75 per unit. In July 1996, the Partnership issued warrants to purchase 11,647 units of Class C stock at $0.825 per unit. The warrants expire five years after the date of issuance.

8. EMPLOYEE BENEFIT PLAN:

     The Company maintains a salary deferral 401(k) Plan (the Plan) that allows eligible employees, at their discretion, to make pre-tax contributions to the Plan. The Partnership may make discretionary contributions to the Plan. No amounts have been accrued or paid for such discretionary contributions in respect of the year ended December 31, 1996.

9. COMMITMENTS:

     The Partnership rents certain facilities and equipment under noncancelable operating leases. Minimum annual payments under these leases as of December 31, 1996 are as follows:

1997........................................................    $323,670
1998........................................................     269,566
1999........................................................     245,175
2000........................................................     204,547
2001........................................................     151,938
Thereafter..................................................     220,388
                                                              ----------
          Total.............................................  $1,415,284
                                                              ==========

     Rent expense was approximately $362,685 for the year ended December 31, 1996.

     The Partnership has entered into several royalty agreements in order to broadcast music. Most of these contracts require payments based upon related advertising revenue.

                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. ACQUISITION:

     In April 1996, the Partnership acquired substantially all the assets of KJAX-AM in Stockton, California, for $450,000 plus acquisition costs of $64,757. The purchase price has been allocated $100,000 to property and equipment, $325,000 to FCC licenses and goodwill and $25,000 to other intangibles.

     The acquisition has been accounted for as an asset purchase. The purchase price has been allocated to the assets acquired based on their estimated fair market value at the date of the acquisition.

     Accordingly, the accompanying financial statements include the results of operations of the acquired entity from the date of acquisition. Had the acquisition occurred January 1, 1996 the Partnership's results of operations for the year ended December 31, 1996 would not have been materially different.

11. PENDING SALE OF PARTNERSHIP:

     On December 26, 1996, the Partnership agreed to be acquired by Capstar Radio Broadcasting Partners, Inc., a Delaware corporation, through an acquisition affiliate, Community Acquisition Company, Inc. The sale is subject to regulatory approval. The purchase price is estimated to be approximately $35.0 million and is subject to adjustment. No adjustments have been made to the financial statements to reflect the pending sale.

12. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1997, Capstar Radio Broadcasting Partners, Inc. acquired substantially all of the assets of the Partnership for approximately $35.0 million.

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger, dated June 16, 1997, by and among GulfStar, Capstar Broadcasting, Merger Sub, and the
                            stockholders listed therein.(1)
           2.2.1         -- Asset Purchase Agreement, dated December 26, 1996,
                            between Community Pacific and Community Acquisition
                            Company, Inc.(2)
           2.2.2         -- Amendment No. 1 to Asset Purchase Agreement, dated May
                            28, 1997, between Community Pacific and Pacific Star.*
           2.2.3         -- Amendment No. 2 to Asset Purchase Agreement, dated July
                            14, 1997, between Community Pacific and Pacific Star.*

---------------

  * Filed herewith.

(1) Incorporated by reference to Capstar Partner's Amendment No. 1 to Registration Statement on Form S-4, dated July 8, 1997, File No. 333-25638.

(2) Incorporated by reference to Capstar Partner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 333-25638.